Exhibit 1.1

EXECUTION VERSION

Catalent, Inc.

Common Stock, par value $0.01 per share

Underwriting Agreement

February 3, 2020

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

As representatives of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Catalent, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this underwriting agreement (this “Agreement”), to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters”), for whom J.P. Morgan Securities LLC and UBS Investments LLC are acting as representatives (the “Representatives”), an aggregate of 9,712,837 shares of common stock, par value $0.01 per share (the “Stock”), of the Company. The aggregate of 8,445,946 shares of Stock to be sold by the Company are herein called the “Firm Shares” and the aggregate of up to 1,266,891 additional shares of Stock to be sold by the Company are herein called the “Optional Shares.” The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares.” The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Preliminary Prospectus, the Prospectus or the Pricing Prospectus (each as defined below) shall include all documents subsequently filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference or deemed to be incorporated by reference therein under the Securities Act of 1933, as amended (the “Act”).

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) The Company has prepared and filed with the Commission an automatic shelf registration statement on Form S-3 (File No. 333- 233756) covering the public offering and sale of certain securities, including the Shares, under the Act and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the 1933 Act Regulations (“Rule 462(e)”). Such registration statement, as of any time, as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement”; provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of such registration statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. Each preliminary prospectus used in connection with the offering of the Shares, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, are collectively referred to herein as a “Preliminary Prospectus.” The Preliminary Prospectus relating to the Shares that was included or incorporated by reference in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Shares in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Shares, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, are collectively referred to herein as the “Prospectus.” Any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”). For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”);

(b) The Company meets the requirements for use of Form S-3 under the Act; the Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the 1933 Act Regulations (“Rule 405”)) and the Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement and the Company has paid or will pay the required Commission filing fees related to the Shares within the time required by Rule 456(b)(1) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rule 456(b) and Rule 457(r) under the 1933 Act Regulations; no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued by the Commission and no order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission; and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission; and each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference or deemed to be incorporated by reference under the Act in the Pricing Disclosure Package (as defined below) or the Prospectus, at the time of filing thereof, conformed in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder;

(c) For the purposes of this Agreement, the “Applicable Time” is 6:48 p.m. (Eastern time) on February 3, 2020; the Pricing Prospectus, as supplemented by the information listed on Schedule II(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II hereto does not conflict with the information contained or incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters expressly for use therein;

(d) The Registration Statement conforms, and the Preliminary Prospectus, the Prospectus and any further amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus does and will conform, in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder and does not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact (in the case of the Registration Statement, required to be stated therein or) necessary to make the statements therein (in the case of the Preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters expressly for use therein;

(e) (i) At the original effectiveness of the Registration Statement, (ii) at the time of the most recent amendment thereto for purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act Regulations (such Rule as a whole, “Rule 163”)) made any offer relating to the Shares in reliance on the exemption of Rule 163 and (iv) as of the Applicable Time, the Company was a “well-known seasoned issuer” (as defined in Rule 405). Any offer, if any, that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c)) has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Act provided by Rule 163;

(f) (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to (x) own its properties and conduct its business as described in the Registration Statement, Pricing Disclosure Package and Prospectus and (y) enter into and perform its obligations under this Agreement; and (ii) the Company is duly qualified to do business as a foreign corporation, and, if applicable, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and the Company’s subsidiaries taken as a whole (“Material Adverse Effect”);

(g) Schedule III to this Agreement includes a true and complete list of each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X under the Exchange Act) (each a “Subsidiary” and collectively, the “Subsidiaries”), including the jurisdiction of incorporation or formation of such Subsidiary; each Subsidiary of the Company has been duly incorporated or organized and is validly existing and, if applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (organizational or otherwise) to own its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and each Subsidiary of the Company is duly qualified to do business as a foreign corporation or other entity, as the case may be, and, if applicable, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected have a Material Adverse Effect;

(h) Except as disclosed in the Pricing Disclosure Package and the Prospectus, since the date of the latest financial statements included or incorporated by reference in the Pricing Disclosure Package and Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its consolidated subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Pricing Disclosure Package, since the date of the latest financial statements included or incorporated by reference in the Pricing Disclosure Package and Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

(i) Except as disclosed in the Pricing Disclosure Package and the Prospectus, the Company and the Company’s subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them; and except as disclosed in the Pricing Disclosure Package and the Prospectus, the Company and the Company’s subsidiaries hold any leased real or personal property material to the Company and the Company’s subsidiaries, considered as one enterprise, under valid and enforceable leases except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(j) The Company has an authorized capitalization as set forth in the Pricing Prospectus under the caption “Capitalization” and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and conform to the description of the Stock contained in each of the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock, limited liability company or other membership interests, as applicable, of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims other than as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus;

(k) The Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus;

(l) The execution, delivery and performance of this Agreement, the issuance and sale of the Shares to be sold by the Company, the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of its properties (assuming the accuracy of, and the Underwriters’ compliance with, the representations, warranties and agreements of the Underwriters herein, and the compliance by the holders of the Stock with the offering and transfer restrictions set forth in the Pricing Prospectus), (ii) any agreement or instrument to which the Company is a party or by which it is bound or to which any of the properties of the Company is subject or (iii) the charter or by-laws of the Company, except in the case of clauses (i) and (ii) above, for such breaches, violations or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization or other order of, or registration, qualification or filing with, any court or other governmental or regulatory authority or agency is required for the issuance and sale of the Shares by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (1) the registration under the Act of the Shares, (2) the approval by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the underwriting terms and arrangements, (3) such consents, approvals, authorizations, orders, registrations, qualifications or filings as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and (4) as shall have been obtained or made prior to each Time of Delivery, except where the failure to obtain any such consents, approvals, authorizations, orders, registrations or qualifications or make such filings would not impair, in any material respect, the issuance and sale of the Shares or the consummation of the transactions contemplated by this Agreement;

(m) None of the Company or any of the Company’s Subsidiaries is (i) in violation of its respective charter or by-laws or similar organizational documents, (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company or any of the Company’s Subsidiaries, taken as a whole, to which the Company or any of the Company’s Subsidiaries is a party or by which the Company or any of the Company’s Subsidiaries or their respective property is bound, and (iii) in violation of any statute, any rule, regulation or order of any governmental agency or body of any court, domestic or foreign, having jurisdiction over the Company or any of the Company’s Subsidiaries or any of their properties, except in the case of clauses (i) (other than with respect to the Company) (ii) and (iii) above, for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(n) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Stock, constitute an accurate summary of the terms of such Stock in all material respects;

(o) Except as disclosed in the Pricing Prospectus and the Prospectus, there are no material legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of the Company’s Subsidiaries or (ii) which has as the subject thereof any property owned or leased by the Company or any of the Company’s Subsidiaries that are required under the Act and the rules and regulations of the Commission thereunder to be described in the Registration Statement, the Pricing Prospectus or the Prospectus;

(p) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Pricing Prospectus and the Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(q) At the time of filing the Registration Statement and on the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(r) Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act and the Exchange Act;

(s) To the knowledge of the Company, Ernst & Young LLP, who have certified certain financial statements of Paragon Bioservices, Inc. (“Paragon”), incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, were independent auditors with respect to Paragon, at the time of such certification, within the applicable rules and regulations adopted by the Commission and under Rule 101 of the American Institute of Certified Public Accountants’s Code of Professional Conduct and as required by the Act and the Exchange Act;

(t) The Company maintains a system of internal controls over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. The Company is not aware of any material weaknesses in its internal control over financial reporting;

(u) The Company maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s chief executive officer and chief financial officer by others within the Company or any of its subsidiaries; and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system;

(v) This Agreement has been duly authorized, executed and delivered by the Company;

(w) The historical financial statements (including the related notes) of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly, in all material respects, the financial position of the Company and the entities covered thereby as of the dates shown and their results of operations and cash flows for the periods shown, and except as otherwise disclosed in the Pricing Disclosure Package, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the pro forma financial information of the Company and its subsidiaries and the related notes thereto incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation of such pro forma financial information, subject to the qualifications contained therein, are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein;

(x) To the knowledge of the Company, the historical financial statements (including the related notes) of Paragon incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly, in all material respects, the financial position of Paragon as of the dates shown and its results of operations and cash flows for the period shown, and except as otherwise disclosed in the Pricing Disclosure Package, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis;

(y) No transaction has occurred between or among the Company and any of its officers or directors, stockholders or any affiliate or affiliates of the foregoing that is required to be described in the Registration Statement, the Pricing Prospectus and the Prospectus and is not so described;

(z) There are no contracts or other documents that are required under the Act and the rules and regulations promulgated thereunder to be described in the Registration Statement, the Pricing Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement that have not been described or filed as an exhibit as required;

(aa) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or as disclosed in the Registration Statement, the Pricing Prospectus or the Prospectus, none of the Company or any of the Company’s subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws; and the Company is not aware of any pending investigation which might lead to such a claim that would be reasonably be expected to have a Material Adverse Effect;

(bb) The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 that are effective and the rules and regulations of the Commission that have been adopted and are effective thereunder;

(cc) Except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus, the Company and the Company’s subsidiaries (i) own, possess or can acquire on reasonable terms, adequate trademarks, trade names and rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, except where the failure to own, possess or acquire such rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) have not received from any third parties any written notice of infringement of or conflict with asserted rights of such parties with respect to any intellectual property rights that, if determined adversely to the Company or any of the Company’s subsidiaries, would reasonably be expected to have individually or in the aggregate a Material Adverse Effect;

(dd) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or as otherwise disclosed in the Registration Statement, the Pricing Prospectus or the Prospectus, (A) each Plan (as defined below) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”); (B) no non-exempt prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan; (C) for each Plan, no failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, has occurred or is reasonably expected to occur; (D) no “reportable event” (within the meaning of Section 4043(c) of ERISA, other than those events as to which notice is waived) has occurred or is reasonably expected to occur; and (E) neither the Company nor any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) has incurred, nor is reasonably expected to incur, any liability under Title IV of ERISA (other than contributions to any Plan or any Multiemployer Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan or a Multiemployer Plan. For purposes of this paragraph, (x) the term “Plan” means an employee benefit plan, within the meaning of Section 3(3) of ERISA, subject to Title IV of ERISA, but excluding any Multiemployer Plan, for which the Company or any member of its “Controlled Group” has any liability and (y) the term “Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA;

(ee) No labor dispute with the employees of the Company or any of the Company’s Subsidiaries exists or, to the knowledge of the Company, is imminent that in either case would reasonably be expected to have a Material Adverse Effect;

(ff) The Company and the Company’s subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of the Company’s subsidiaries, would reasonably be expected to have individually or in the aggregate a Material Adverse Effect;

(gg) Except as described in the Pricing Disclosure Package, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act, except as have been validly waived or complied with;

(hh) The holders of outstanding shares of the Company’s capital stock are not entitled to preemptive or other rights to subscribe for the Shares that have not been complied with or otherwise validly waived;

(ii) Neither the Company nor any of its subsidiaries (after each such entity became a subsidiary of the Company) nor any director or executive officer of the Company or its subsidiaries, nor, to the Company’s knowledge, any employee, agent, representative of the Company or of any of its subsidiaries, or any Affiliate of the Company over which it exercises control within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions, or committed any offence under the Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under the Bribery Act of 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law. The Company and its subsidiaries (after each such entity became a subsidiary of the Company) and, to the knowledge of the Company, any Affiliate of the Company over which it exercises control within the meaning of Section 15 of the Act or Section 20 of the Exchange Act have conducted their businesses in compliance with applicable anti-corruption laws and have instituted, maintained and enforced and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with such anti-bribery and anti-corruption laws and with the representation and warranty contained herein. Neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-bribery or anti-corruption laws;

(jj) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(kk) (i) Neither the Company nor any of its subsidiaries, nor any director or executive officer thereof, nor, to the Company’s knowledge, any employee, agent or representative of the Company or any of its subsidiaries or any Affiliate of the Company over which it exercises control within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is, currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the U.S. Department of Treasury’s Office of Foreign Assets Control or the U.S.

Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Crimea, Iran, North Korea and Syria (each, a “Sanctioned Country”); (ii) the Company represents and covenants that it will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (a) for the purpose of funding any activities of or business with any Person or in any Sanctioned Country that, at the time of such funding, is the subject or the target of Sanctions or (b) in any other manner that will result in a violation by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise) of Sanctions, all to the extent in violation of Sanctions; and (iii) to the knowledge of the Company, after due and reasonable inquiry, for the past three years, the Company and its subsidiaries have not engaged in, are not now engaged in, and will not engage in, any dealings or transactions with any Person, or with any Sanctioned Country, that at the time of the dealing or transaction is or was the subject or target of any Sanctions to the extent in violation of Sanctions;

(ll) None of the Company or any of the Company’s subsidiaries has taken or will take, directly or indirectly, any action that is designed to or that might reasonably be expected to cause or result in unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(mm) Except (i) for any failures or exceptions that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (ii) as disclosed in the Pricing Disclosure Package and the Prospectus, (x) the Company and each of its subsidiaries has timely filed (taking into account valid extensions) all federal, state, local and foreign tax returns required to be filed by it and has paid all taxes (and any related interest, penalties and additions to tax) required to be paid by it (including in its capacity as a withholding agent) except for any taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with generally accepted accounting principles in the United States, and (y) to the knowledge of the Company, there is no proposed tax deficiency or assessment against the Company or any of the Company’s subsidiaries;

(nn) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares;

(oo) The Stock is listed on the New York Stock Exchange;

(pp) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto; and

(qq) Except as would not, individually or in the aggregate, have a Material Adverse Effect or as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has been no security breach or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data contained in such systems, networks, hardware or software relating to their respective customers, employees, suppliers and vendors), equipment or technology (collectively, “IT Systems and Data”); (ii) the Company and its subsidiaries have not been notified of, and have no knowledge of any malfunction, problem in design or operator error or activity that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; (iii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes, all applicable judgments, orders, rules and regulations of any court, arbitrator or governmental or regulatory authority, and all internal policies and contractual obligations binding on the Company or its subsidiaries relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and (iv) the Company and its subsidiaries have implemented commercially reasonable backup and disaster recovery technology.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $58.58, the number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company, as and to the extent indicated in Schedule I hereto, agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares that such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company, as and to the extent indicated in Schedule I hereto, hereby grants to the Underwriters the right to purchase at their election up to 1,266,891 Optional Shares, at the purchase price per share set forth in the paragraph immediately above; provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you, but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than 10 business days after the date of such notice.

3. Upon the authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least twenty-four hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of federal (same-day) funds to the account specified by the Company to the Representatives at least twenty-four hours in advance. To the extent the Shares are delivered in certificated form and not in book-entry form through the facilities of DTC, the Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on February 6, 2020 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(m) hereof will be delivered at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005 (the “Closing Location”), and the Shares will be delivered through the facilities of DTC in the case of book-entry shares or at the Designated Office in the case of certificated Shares, all at such Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430B under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery, which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to register or qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction, to qualify in any jurisdiction as a broker-dealer or to subject itself to taxation in any jurisdiction if it is not otherwise so subject;

(c) Prior to 5:30 p.m., New York City time, on the second New York Business Day following the date of this Agreement (or such other time as may be agreed to by the Company and the Representatives) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each of the Underwriters and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required under the Act to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s EDGAR system), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the date 45 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares (except for any Registration Statement on Form S-8, or any amendment thereto, to register shares issuable upon exercise of awards granted pursuant to the terms of any employee equity incentive plan), including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than (w) the Shares to be sold hereunder, (x) the shares of Stock or any such substantially similar securities to be issued pursuant to employee incentive plans existing as of the date of this Agreement (including, for the avoidance of doubt, the 2018 Omnibus Incentive Plan), (y) the shares of Stock or any such substantially similar securities to be issued upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement and (z) the issuance of up to 5% of the outstanding shares of Stock or any such substantially similar securities in connection with the acquisition of, a joint venture with or a merger with, another company, and the filing of a registration statement with respect thereto), without the prior written consent of J.P. Morgan Securities LLC.

(f) During a period of two years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you as soon as they are available, copies of any current, periodic or annual reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided that any report, communication or financial statement furnished or filed with the Commission that is publicly available on the Commission’s EDGAR system shall be deemed to have been furnished to you at the time furnished or filed with the Commission;

(g) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”; and

(h) To use its best efforts to list the Shares on the New York Stock Exchange (the “Exchange”).

6. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act (each, a “Free Writing Prospectus”) or any amendment or supplement thereto; and each of the Underwriters represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a Free Writing Prospectus; any such Free Writing Prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each of the Underwriters an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters expressly for use therein.

7. The Company covenants and agrees with the Underwriters that:

(a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among Underwriters, this Agreement, any Blue Sky Survey, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof; (iv) all fees and expenses in connection with listing or maintaining the listing of the Shares on the Exchange; (v) the filing fees incident to any required review by FINRA of the terms of the sale of the Shares; (vi) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (vii) the reasonable fees and disbursements of counsel for the Underwriters in an amount not to exceed $25,000 in connection with the review by FINRA and the qualification of the Shares for offering and sale under state securities laws and in connection with any Blue Sky survey; and

(b) the Company will pay or cause to be paid (i) the cost of preparing stock certificates, if applicable; (ii) the cost and charges of any transfer agent or registrar; and (iii) all other reasonable costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section, including, for the avoidance of doubt, any stock transfer taxes imposed on the issuance and sale of the Shares to the Underwriters. In connection with clause (iii) in the preceding sentence, the Underwriters agree to pay New York State stock transfer tax, and the Company agrees to reimburse the Underwriters for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. Except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and stock transfer taxes on resale of any of the Shares by them.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, on the date hereof and at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives;

(b) Cahill Gordon & Reindel LLP, counsel for the Underwriters, shall have furnished to the Representatives such written opinion and negative assurance letter, dated such Time of Delivery and addressed to the Underwriters, in form and substance satisfactory to the Underwriters;

(c) Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Company, shall have furnished to the Representatives its written opinion and negative assurance letter, dated such Time of Delivery and addressed to the Underwriters, in form and substance satisfactory to the Representatives;

(d) Steven Fasman, Senior Vice President, General Counsel and Secretary of the Company, shall have furnished to the Representatives his written opinion, dated such Time of Delivery and addressed to the Underwriters, in form and substance satisfactory to the Representatives;

(e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to the Representatives letters with respect to each of the Company and Paragon, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance satisfactory to the Representatives;

(f) Except as disclosed in the Pricing Disclosure Package, since the date of the latest financial statements included or incorporated by reference in the Pricing Disclosure Package and Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its consolidated subsidiaries taken as a whole, and the effect of which, in any such case described in this Section 8, is in the judgment of the Representatives (other than a defaulting Underwriter under Section 10 hereof) so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus;

(g) On or after the Applicable Time, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(h) On or after the Applicable Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives (other than a defaulting Underwriter under Section 10 hereof) makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i) The Shares to be sold at such Time of Delivery shall have been duly listed on the Exchange;

(j) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each of the parties listed on Schedule IV hereto, substantially to the effect set forth in Annex I hereto;

(k) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the second New York Business Day following the date of this Agreement; and

(l) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company, satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section 8 and the Company shall have furnished such other certificates and documents as you may reasonably request.

9. (a) The Company will indemnify and hold harmless each Underwriter, its affiliates, directors and officers, and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, its affiliates, directors and officers, and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act, becomes subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) an untrue statement or alleged untrue statement contained or incorporated by reference in any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus (which, for the avoidance of doubt, shall include any roadshow (as defined in Rule 433 under the Act) that is a written communication and that is made to investors by the Company (whether in person or electronically in connection with the offering of the Shares pursuant to this Agreement)), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they made, not misleading, and will reimburse each Underwriter, its affiliates, directors and officers, and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act, for any legal or other expenses reasonably incurred by such Underwriter, its affiliates, directors and officers, and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein.

(b) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls, as of the date hereof, the Company within the meaning of the Act or the Exchange Act against any losses, claims, damages or liabilities to which the Company, its directors, its officers and each person, if any, who controls, as of the date hereof, the Company within the meaning of the Act or the Exchange Act, becomes subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) an untrue statement or alleged untrue statement contained or incorporated by reference in any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein; and will reimburse the Company, its directors, its officers and each person, if any, who controls, as of the date hereof, the Company within the meaning of the Act or the Exchange Act for any legal or other expenses reasonably incurred by the Company, its directors, its officers and each person, if any, who controls, as of the date hereof, the Company within the meaning of the Act or the Exchange Act in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. It is understood that the indemnifying party or parties shall not, in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties except to the extent that local counsel or counsel with specialized expertise (in addition to any regular counsel) is required to effectively defend against any such action or proceeding. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or such actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the sale of the Shares (before deducting expenses) received by the Company bear to the total compensation received by the Underwriters from the sale of Shares on behalf of the Company. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending such action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each of the Underwriters and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Shares on such terms. In the event that, within such respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain operative and in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or the Company or any of its or their respective officers or directors or any controlling person as the case may be, and delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all of their out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk and to UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Steven Fasman, Senior Vice President, General Counsel and Secretary; and if to any of the parties that has delivered a lock-up letter described in Section 8(j) hereof shall be delivered or sent by mail to the respective address provided in Schedule IV hereto or such other address as such party provides in writing to the Company. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business. Except as otherwise set forth herein, specified times of day refer to New York City time.

16. The Company acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the price of the Shares set forth in this Agreement and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Shares and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not an agent or fiduciary of the Company, any of its subsidiaries or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Shares or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Shares except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Shares and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between or among the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company agrees that any legal suit, action or proceeding arising in respect of this Agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. (i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. (ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Agreement:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act, as amended, and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, and the regulations promulgated thereunder.

21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

22. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

23. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

[Signature pages to follow]

Very truly yours, CATALENT, INC.

By:	/s/ Steven L. Fasman
Name: Steven L. Fasman
Title: Senior Vice President & General Counsel

Signature Page to

Underwriting Agreement

Accepted as of the date hereof J.P. MORGAN SECURITIES LLC

By:	/s/ Ashley Szporka
Name: Ashley Szporka
Title: Executive Director

UBS SECURITIES LLC

By:	/s/ James Stahlke
Name: James Stahlke
Title: Associate Director

By:	/s/ Robin Tang
Name: Robin Tang
Title: Director

On behalf of each of themselves respectively and each of the Underwriters listed in Schedule I hereto.

Signature Page to

Underwriting Agreement

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
J.P. Morgan Securities LLC	5,912,162	886,824
UBS Securities LLC	2,533,784	380,067
Total	8,445,946	1,266,891

SCHEDULE II

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

None.

(b)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The public offering price per share: Variable price offering on an investor-by-investor basis.

The Company is selling 8,445,946 Firm Shares.

The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,266,891 Shares.

SCHEDULE III

Significant Subsidiaries

Entity	Jurisdiction of Organization or Incorporation
Catalent Germany Holding II GmbH	Germany
Catalent Germany Holding III GmbH	Germany
Catalent Germany Schorndorf GmbH	Germany
Catalent Germany Eberbach GmbH	Germany
Catalent Pharma Solutions Limited	U.K.
Catalent U.K. Swindon Zydis Limited	U.K.
Catalent U.K. Packaging Limited	U.K.
Catalent CTS (Edinburgh) Limited	U.K.
Catalent CTS UK Holding Limited	U.K.
Catalent France Beinheim S.A.	France
Catalent France Limoges S.A.S.	France
Catalent Pharma Solutions GmbH	Switzerland
Catalent Belgium S.A.	Belgium
Catalent Italy S.p.A.	Italy
Catalent Anagni, S.r.l.	Italy
Catalent Japan K.K.	Japan
Catalent Argentina S.A.I.C.	Argentina
Catalent Pharma Solutions, Inc.	Delaware, U.S.A.
Catalent Pharma Solutions, LLC	Delaware, U.S.A.
Catalent CTS (Kansas City), LLC	Delaware, U.S.A.
Catalent USA Packaging, LLC	Delaware, U.S.A.
R.P. Scherer Technologies, LLC	Nevada, U.S.A.
Catalent USA Woodstock, Inc.	Illinois, U.S.A.
Catalent US Holding I, LLC	Delaware, U.S.A.
Catalent Maryland, Inc.	Delaware, U.S.A.
Catalent China Holdings Limited	Cayman Islands
Catalent Singapore Holdings Pte. Ltd.	Singapore
Catalent CTS (Singapore) Pvt Ltd	Singapore
Catalent Micron Technologies, Inc.	Pennsylvania, U.S.A.
Catalent Micron Technologies Limited	U.K.
Catalent MTI Pharma Solutions, Inc.	Delaware, U.S.A.
Catalent MTI Pharma Solutions Limited	U.K.
Catalent Nottingham Limited	U.K.
Redwood Bioscience Inc.	Delaware, U.S.A.
Catalent (Shanghai) Clinical Trial Supplies Co. Ltd.	China
Catalent San Diego, Inc.	California, U.S.A.
Catalent Ontario Limited	Ontario, Canada
Catalent Indiana, LLC	Indiana, U.S.A.
Raritan Valley Insurance Company	New Jersey, U.S.A.
Catalent CTS, LLC	Delaware, U.S.A.
Catalent Indiana Holdings, LLC	Delaware, U.S.A.
PTS Intermediate Holdings LLC	Delaware, U.S.A.
Catalent Italy Holding Srl	Italy
Catalent Cosmetics AG	Switzerland

SCHEDULE IV

Lock-Up Agreement Parties

Name of Signatory	Address
Madhavan Balachandran	14 Schoolhouse Road, Somerset, New Jersey, 08873

J. Martin Carroll	14 Schoolhouse Road, Somerset, New Jersey, 08873

Rolf Classon	14 Schoolhouse Road, Somerset, New Jersey, 08873

Rosemary Crane	14 Schoolhouse Road, Somerset, New Jersey, 08873

John Greisch	14 Schoolhouse Road, Somerset, New Jersey, 08873

Christa Kreuzburg	14 Schoolhouse Road, Somerset, New Jersey, 08873

Gregory Lucier	14 Schoolhouse Road, Somerset, New Jersey, 08873

Donald E. Morel Jr.	14 Schoolhouse Road, Somerset, New Jersey, 08873

Jack Stahl	14 Schoolhouse Road, Somerset, New Jersey, 08873

Peter Zippelius	14 Schoolhouse Road, Somerset, New Jersey, 08873

John Chiminski	14 Schoolhouse Road, Somerset, New Jersey, 08873

Jonathan Arnold	14 Schoolhouse Road, Somerset, New Jersey, 08873

Peter Buzy	14 Schoolhouse Road, Somerset, New Jersey, 08873

Steven Fasman	14 Schoolhouse Road, Somerset, New Jersey, 08873

Karen Flynn	14 Schoolhouse Road, Somerset, New Jersey, 08873

Aristippos Gennadios	14 Schoolhouse Road, Somerset, New Jersey, 08873

Scott Gunther	14 Schoolhouse Road, Somerset, New Jersey, 08873

Michael Grippo	14 Schoolhouse Road, Somerset, New Jersey, 08873

Wetteny Joseph	14 Schoolhouse Road, Somerset, New Jersey, 08873

Alessandro Maselli	14 Schoolhouse Road, Somerset, New Jersey, 08873

Ricardo Pravda	14 Schoolhouse Road, Somerset, New Jersey, 08873

Kay Schmidt	14 Schoolhouse Road, Somerset, New Jersey, 08873

Ricci Whitlow	14 Schoolhouse Road, Somerset, New Jersey, 08873

ANNEX I

FORM OF LOCK-UP AGREEMENT

Catalent, Inc.

Lock-Up Agreement

February 3, 2020

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

As representatives of the several Underwriters

named in Schedule I to the Underwriting Agreement

Re:     Catalent, Inc.- Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that J.P. Morgan Securities LLC and UBS Securities LLC propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Catalent, Inc., a Delaware corporation (the “Company”), providing for a public offering (the “Offering”) of shares of common stock, par value $0.01 (the “Stock”), of the Company (the “Shares”) pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Stock of the Company, or any options or warrants to purchase any shares of Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively, the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

Annex I-1

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 30 days after the public offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement.

If the undersigned is an officer or director of the Company, J.P. Morgan Securities LLC agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Stock, J.P. Morgan Securities LLC will notify the Company of the impending release or waiver. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) by will or intestacy, (ii) as a bona fide gift or gifts, (iii) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, current or former marriage or adoption, not more remote than first cousin), (iv) to any immediate family member or other dependent, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above, (vi) pursuant to an order of a court or regulatory agency, (vii) from an executive officer to the Company or its parent entities upon death, disability or termination of employment, in each case, of such executive officer, (viii) in connection with transactions by any person other than the Company relating to shares of Stock acquired in open market transactions after the completion of the Offering; provided that, in the case of this clause (viii), no public reports or filings (including filings under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) reporting a reduction in beneficial ownership of Stock shall be required or shall be voluntarily made during the Lock-Up Period, (ix) to the Company (1) pursuant to the exercise, in each case on a “cashless” or “net exercise” basis, of any option to purchase shares of Stock granted by the Company pursuant to any employee benefit plans or arrangements described in the Pricing Disclosure Package, where any shares of Stock received by the undersigned upon any such exercise will be subject to the terms of this Lock-Up Agreement, or (2) for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase shares of Stock or the vesting of any restricted stock awards granted by the Company pursuant to employee benefit plans or arrangements described in the Pricing Disclosure Package, in each case on a “cashless” or “net exercise” basis, where any shares of Stock received by the undersigned upon any such exercise or vesting will be subject to the terms of this Lock-Up Agreement, and/or (x) with the prior written consent of J.P. Morgan Securities LLC; provided that:

(1) in the case of each transfer or distribution (a) pursuant to clauses (ii) through (v) and clause (vii) above, each donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein; and (b) pursuant to clauses (i) through (v) and clause (vii) above, any such transfer or distribution shall not involve a disposition for value, other than with respect to any such transfer or distribution for which the transferor or distributor receives (x) equity interests of such transferee or (y) such transferee’s interests in the transferor; and

(2) in the case of each transfer or distribution (a) pursuant to clauses (i) through (v) and clause (ix) above, if any public reports or filings (including filings under Section 16(a) of the Exchange Act) reporting a reduction in beneficial ownership of Stock shall be required or shall be voluntarily made during the Lock-Up Period, the undersigned shall provide J.P. Morgan Securities LLC prior written notice informing them of such report or filing and (b) pursuant to (x) clauses (ii) through (v) and clause (ix) above, such report or filing shall disclose that such donee,

Annex I-2

trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein, and (y) clause (ix) above, such report or filing shall clearly indicate in the footnotes thereto that such sale or withholding was solely pursuant to the circumstances described in (ix) above.

In addition, nothing in this Lock-Up Agreement will prohibit or restrict the exercise of any option or warrant to acquire Stock or the conversion or exchange of any security that is convertible into or exchangeable for Stock (it being understood, for the avoidance of doubt, that the restrictions set forth in this Lock-Up Agreement will apply to any such Stock issued upon such exercise, conversion or exchange).

The restrictions described in this Lock-Up Agreement shall not apply to the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act; provided that (i) no transfers occur under such plan during the Lock-Up Period and (ii) no public announcement or filing shall be required or voluntarily made by any person in connection therewith other than general disclosure in Company periodic reports to the effect that Company directors and officers may enter into such trading plans from time to time, except that executive officers of the Company may transfer or sell shares pursuant to trading plans that are entered into and in existence prior to the Offering; provided, that (x) any such pre-existing trading plan may not be amended or modified during the Restricted Period, and (y) in the case of any such transfer or sale under only such pre-existing trading plans, any public reports or filings (including filings under Section 16(a) of the Exchange Act) that shall be required to be made or voluntarily made shall clearly indicate in the footnotes that such sale was made pursuant to a pre-existing trading plan established pursuant to Rule 10b5-1 under the Exchange Act.

The undersigned understands that, if (i) the Underwriting Agreement (other than the provisions which survive termination under the terms thereof) shall terminate or be terminated prior to payment for the delivery of the Stock to be sold thereunder, (ii) the Registration Statement is withdrawn by the Company, (iii) prior to the execution of the Underwriting Agreement, the Company notifies J.P. Morgan Securities LLC that it does not intend to proceed with the Offering, or (iv) the underwriting agreement for the Offering is not executed by March 31, 2020, the undersigned shall be released from all obligations under this Lock-Up Agreement and this Lock-Up Agreement shall be of no further effect. The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Exact Name of Stockholder, Director or Officer

Authorized Signature

Title

Annex I-3